Exhibit 99.2

INDEPENDENCE
REALTY TRUST
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
Q4 & Full Year 2022
The Enclave at Tranquility Lake
Tampa, FL

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
December 31, 2022
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX , and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Fourth Quarter and Full Year 2022 Financial Results

Introduces Full Year 2023 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 15, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2022 financial results and introduced its full year 2023 guidance.
Fourth Quarter Highlights
•Net income available to common shares of $33.6 million for the quarter ended December 31, 2022 compared to $28.6 million for the quarter ended December 31, 2021.
•Earnings per diluted share of $0.15 for the quarter ended December 31, 2022 compared to $0.23 for the quarter ended December 31, 2021.
•Combined same-store portfolio net operating income (“NOI”) growth of 13.0% for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021.
•Core Funds from Operations (“CFFO”) of $66.8 million for the quarter ended December 31, 2022 compared to $31.0 million for the quarter ended December 31, 2021. CFFO per share was $0.29 for the fourth quarter of 2022, as compared to $0.24 for the fourth quarter of 2021.
•Adjusted EBITDA of $93.0 million for the quarter ended December 31, 2022 compared to $42.3 million for the quarter ended December 31, 2021.
•Value add program has completed renovations at 656 units during the quarter ended December 31, 2022, achieving a weighted average return on investment during the quarter of 20.5%.
Full Year Highlights
•Net income available to common shares of $117.2 million for the year ended December 31, 2022 compared to $44.6 million for the year ended December 31, 2021.
•Earnings per diluted share of $0.53 for the year ended December 31, 2022 compared to $0.41 for the year ended December 31, 2021.
•Combined same-store portfolio NOI growth of 13.7% for the year ended December 31, 2022 compared to the year ended December 31, 2021.
•CFFO of $247.4 million for the year ended December 31, 2022 compared to $92.0 million for the year ended December 31, 2021. CFFO per share was $1.08 for the year ended December 31, 2022, as compared to $0.84 for the year ended December 31, 2021.
•Adjusted EBITDA of $346.9 million for the year ended December 31, 2022 compared to $128.9 million for the year ended December 31, 2021.
•Value add program has completed renovations at 1,451 units during the year ended December 31, 2022, achieving a weighted average return on investment during the year of 24.1%.
2023 Guidance Highlights
•Earnings per diluted share of $0.25 at the mid-point of our guidance range.
•CFFO per share of $1.14 at the mid-point of our guidance range.
•2023 same store NOI growth of 6.5% at the mid-point of our guidance range.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“We are pleased with our accomplishments in 2022, as we integrated the STAR portfolio while successfully operating our business during volatile market conditions,” said Scott Schaeffer, Chairman and CEO of IRT. “We delivered fourth quarter and full year same store NOI growth of 13.0% and 13.7%, respectively and Core FFO per share growth of nearly 30% in 2022. While we expect macroeconomic uncertainty to persist, we remain confident in our portfolio in attractive markets and expect favorable demand trends to support our performance. Looking ahead to 2023, our guidance reflects another year of growth at IRT, as we continue to focus on executing our value add strategy and operating our well-positioned portfolio of middle market communities.”
Combined Same-Store Portfolio(1) Operating Results

	Fourth Quarter 2022 Compared to Fourth Quarter 2021	Full Year 2022 Compared to Full Year 2021
Rental and other property revenue (2)	9.8% increase	10.7% increase
Property operating expenses	4.6% increase	5.9% increase
Net operating income (“NOI”) (2)	13.0% increase	13.7% increase
Average occupancy	220 bps decrease to 93.8%	130 bps decrease to 94.7%
Average rental rate	12.2% increase to $1,514	12.0% increase to $1,446
NOI Margin	180 bps increase to 64.6%	160 bps increase to 63.1%
(1)Combined same-store portfolio includes 112 properties, which represent 33,527 units.
(2)Reflects upfront concessions recorded on a straight-line basis. With upfront concessions recorded on a cash basis, the increase in rental and other property revenue would be 9.6% and 10.3%, for the three and twelve months ended December 31, 2022, respectively, and the increase in NOI would be 12.6% and 13.0% for the three and twelve months ended December 31, 2022, respectively.

Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	4Q 2022	1Q 2023 (3)
Combined Same-Store Portfolio (1)
Average Occupancy	93.8%	93.2%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	6.4%	4.6%
Renewal Leases	7.6%	4.9%
Blended	7.0%	4.8%
Resident retention rate	45.4%	51.0%
Combined Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.6%	94.0%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	5.2%	3.7%
Renewal Leases	6.8%	4.5%
Blended	6.0%	4.2%
Resident retention rate	46.7%	51.3%
Value Add (18 properties with Ongoing Value Add)
Average Occupancy	90.2%	89.8%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	11.6%	7.7%
Renewal Leases	11.4%	7.1%
Blended	11.5%	7.4%
Resident retention rate	39.3%	49.3%
(1)Combined same-store portfolio for 4Q 2022 includes 112 properties, which represent 33,527 units. Combined same-store portfolio for 1Q 2023 includes 116 properties, which represent 34,571 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)1Q 2023 average occupancy and resident retention rates are as through February 13, 2023. 1Q 2023 new lease and renewal rates are for leases commencing during 1Q 2023 that were signed as of February 13, 2023.
Value Add Program
We completed renovations on 656 units during the quarter ended December 31, 2022, bringing our total renovations completed during the year ended December 31, 2022 to 1,451 units. For the 1,451 units renovated during the year ended December 31, 2022 we achieved a return on investment of 24.1%, with an average cost per unit renovated of $13,659, and an average rent increase per renovated unit of $270. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of December 31, 2022.
Investment Activity
Held for Sale
As of December 31, 2022, in connection with our ongoing capital recycling program, we had one property in Indianapolis, IN, classified as held for sale. We expect the disposition to close in the first quarter of 2023. The proceeds from the disposition will be used to reduce indebtedness.

Dispositions
During the quarter ended December 31, 2022, we sold two previously held for sale properties, one in Louisville, KY and one in Terre Haute, IN. The combined sale price was $99.0 million and we recognized a net gain on sale of $17.0 million.
Capital Expenditures
For the quarter ended December 31, 2022, recurring capital expenditures for the total portfolio were $4.6 million, or $129 per unit. For the year ended December 31, 2022, recurring capital expenditures for the total portfolio were $24.3 million, or $680 per unit.
Dividend Distribution
On December 12, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share of our common stock, which was paid on January 20, 2023 to stockholders of record at the close of business on December 30, 2022.
2023 Full Year EPS and CFFO Guidance
We are introducing 2023 full year guidance. Earnings per diluted share is projected to be in the range of $0.23 to $0.27. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2023 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.23	$0.27
Adjustments:
Depreciation and amortization	0.95	0.95
Gain on sale of real estate assets (3)	(0.01)	(0.01)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)
Core FFO per share	$1.12	$1.16
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.0 million weighted average shares and units outstanding.
(3)Gains on sale of real estate assets includes one property identified as held for sale as of December 31, 2022.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	2023 Outlook (1)
Number of properties/units	116 properties / 34,571 units
Property revenue growth	5.7% to 7.0%
Controllable operating expense growth	3.3% to 5.4%
Real estate tax and insurance expense growth	8.1% to 9.1%
Total operating expense growth	5.2% to 6.9%
Property NOI growth	5.0% to 8.0%

Corporate Expenses
General and administrative & Property management expenses	$51.5 million to $53.5 million
Interest expense (2)	$104.5 million to $106.5 million

Transaction/Investment Volume (3)
Acquisition volume	None
Disposition volume	$35.0 million to $40.0 million

Capital Expenditures
Recurring	$19.0 million to $21.0 million
Value add & non-recurring	$78.0 million to $82.0 million
Development	$80.0 million to $90.0 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting associated with the merger with Steadfast Apartment REIT, Inc. (“STAR”) on December 16, 2021, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)Includes one property identified as held for sale as of December 31, 2022. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 16, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 513491. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 23, 2022 by dialing 1.866.813.9403, access code 910516.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$33,631	$16,223	$(7,205)	$74,600	$28,615
Earnings (loss) per share -- diluted	$0.15	$0.07	$(0.03)	$0.34	$0.23
Rental and other property revenue	$162,493	$160,300	$154,643	$149,977	$76,803
Property operating expenses	$57,450	$59,967	$58,976	$55,883	$26,952
NOI	$105,043	$100,333	$95,667	$94,094	$49,851

NOI margin	64.6%	62.6%	61.9%	62.7%	64.9%

Adjusted EBITDA	$93,017	$89,264	$83,228	$81,375	$42,301
CORE FFO per share	$0.29	$0.28	$0.26	$0.25	$0.24
Dividends per share	$0.14	$0.14	$0.14	$0.12	$0.12

CORE FFO payout ratio	48.3%	50.0%	53.8%	48.0%	50.0%

Portfolio Data:
Total gross assets	$7,034,902	$7,097,280	$6,801,034	$6,731,377	$6,785,648
Total number of operating properties	120	122	120	119	123
Total units	35,526	36,176	35,594	35,498	36,831

Period end occupancy	93.6%	94.6%	95.7%	95.4%	95.6%
Total portfolio average occupancy	93.9%	94.2%	95.5%	95.2%	96.0%

Total portfolio average effective monthly rent, per unit	$1,522	$1,484	$1,414	$1,374	$1,329

Combined same-store portfolio period end occupancy (a)	93.5%	94.5%	95.4%	95.6%	95.7%
Combined same-store portfolio average occupancy (a)	93.8%	94.2%	95.6%	95.3%	96.0%

Combined same-store portfolio average effective monthly rent, per unit (a)	$1,514	$1,481	$1,414	$1,375	$1,349
Capitalization:
Total debt (b)	$2,631,645	$2,713,625	$2,552,936	$2,542,088	$2,705,336
Common share price, period end	$16.86	$16.73	$20.73	$26.44	$25.83
Market equity capitalization	$3,880,432	$3,850,365	$4,729,580	$6,031,873	$5,882,410
Total market capitalization	$6,512,077	$6,563,990	$7,282,516	$8,573,961	$8,587,746

Total debt/total gross assets	37.4%	38.2%	37.5%	37.8%	39.9%
Net debt to Adjusted EBITDA (c)	6.9x	7.2x	7.4x	7.6x	7.7x
Interest coverage	4.0x	4.0x	4.0x	4.0x	3.9x

Common shares and OP Units:
Shares outstanding	224,064,940	224,056,179	222,060,280	221,163,391	220,753,735
OP units outstanding	6,091,171	6,091,171	6,091,171	6,970,993	6,981,841
Common shares and OP units outstanding	230,156,111	230,147,350	228,151,451	228,134,384	227,735,577
Weighted average common shares and OP units	229,994,927	228,051,780	227,964,753	227,778,484	127,046,225
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.
(b)Includes indebtedness associated with real estate held for sale, as applicable.
(c)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions, impacting quarterly EBITDA. For the five quarters ended December 31, 2022, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.9x, 7.4x, 7.4x, 7.5x, and 15.4x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Assets:
Real estate held for investment, at cost	$6,615,243	$6,634,087	$6,428,482	$6,382,324	$6,462,355
Less: accumulated depreciation	(425,034)	(379,171)	(329,903)	(283,666)	(243,475)
Real estate held for investment, net	6,190,209	6,254,916	6,098,579	6,098,658	6,218,880
Real estate held for sale	35,777	82,178	81,818	80,992	61,560
Real estate under development	105,518	86,763	61,777	48,959	41,777
Cash and cash equivalents	16,084	23,753	11,378	23,971	35,972
Restricted cash	27,933	35,829	31,017	26,789	29,699
Investment in unconsolidated real estate entities	80,220	70,608	54,178	43,541	24,999
Other assets	34,846	34,480	26,707	27,281	38,052
Derivative assets	41,109	43,967	21,162	12,944	2,488
Intangible assets, net	399	1,039	18	24,187	53,269
Total assets	$6,532,095	$6,633,533	$6,386,634	$6,387,322	$6,506,696
Liabilities and Equity:
Indebtedness, net	$2,631,645	$2,667,183	$2,506,375	$2,495,410	$2,705,336
Indebtedness associated with real estate held for sale, net	—	46,442	46,561	46,678	—
Accounts payable and accrued expenses	109,677	126,310	98,173	81,498	106,332
Accrued interest payable	7,713	11,019	6,891	6,955	7,175
Dividends payable	32,189	32,188	31,907	27,345	16,792
Derivative liabilities	—	—	—	128	11,896
Other liabilities	13,004	13,816	15,077	15,921	17,089
Total liabilities	2,794,228	2,896,958	2,704,984	2,673,935	2,864,620
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,241	2,241	2,221	2,212	2,208
Additional paid in capital	3,751,056	3,749,550	3,698,763	3,678,478	3,678,903
Accumulated other comprehensive income (loss)	35,102	37,569	18,430	9,958	(11,940)
Retained earnings (deficit)	(191,735)	(194,014)	(178,902)	(140,643)	(188,410)
Total shareholders' equity	3,596,664	3,595,346	3,540,512	3,550,005	3,480,761
Noncontrolling Interests	141,203	141,229	141,138	163,382	161,315
Total equity	3,737,867	3,736,575	3,681,650	3,713,387	3,642,076
Total liabilities and equity	$6,532,095	$6,633,533	$6,386,634	$6,387,322	$6,506,696

STATEMENTS OF OPERATIONS, FFO & CORE FFO
TRAILING FIVE QUARTERS
Dollars in thousands, except per share data

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Revenue:
Rental and other property revenue	$162,493	$160,300	$154,643	$149,977	$76,803
Other revenue	306	300	120	385	113
Total revenue	162,799	160,600	154,763	150,362	76,916
Expenses:
Property operating expenses	57,450	59,967	58,976	55,883	26,952
Property management expenses	6,593	5,744	6,139	5,556	3,221
General and administrative expenses (a)	5,739	5,625	6,968	7,928	4,442
Depreciation and amortization expense	52,161	49,722	72,793	78,174	26,210
Casualty losses (gains), net	(1,690)	(191)	(5,592)	(1,393)	—
Total expenses	120,253	120,867	139,284	146,148	60,825
Interest expense	(23,337)	(22,093)	(20,994)	(20,531)	(10,757)
Gain on sale (loss on impairment) of real estate assets, net	17,044	—	—	94,712	76,179
Loss on extinguishment of debt	—	—	—	—	(10,261)
Other income, net	57	765	294	443	—
Gain (loss) from investments in unconsolidated real estate entities	242	(1,477)	(871)	(63)	—
Merger and integration costs	(2,028)	(275)	(1,307)	(1,895)	(41,787)
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
(Income) loss allocated to noncontrolling interests	(893)	(430)	194	(2,280)	(850)
Net income (loss) available to common shares	$33,631	$16,223	$(7,205)	$74,600	$28,615
EPS - basic	$0.15	$0.07	$(0.03)	$0.34	$0.23
Weighted-average shares outstanding - Basic	223,903,756	221,960,609	221,164,284	220,798,692	125,375,694
EPS - diluted	$0.15	$0.07	$(0.03)	$0.34	$0.23
Weighted-average shares outstanding - Diluted	224,915,128	222,867,546	221,164,284	222,045,286	126,675,551
Funds From Operations (FFO):
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
Add-Back (Deduct):
Real estate depreciation and amortization	51,957	49,347	72,298	77,943	26,068
Real estate depreciation and amortization from investments in unconsolidated real estate entities	416	1,388	515	—	—
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment (gains) losses	(16,635)	—	—	(94,712)	(78,490)
FFO	$70,262	$67,388	$65,414	$60,111	$(22,957)
FFO per share	$0.31	$0.30	$0.29	$0.26	$(0.18)
CORE Funds From Operations (CFFO):
FFO	$70,262	$67,388	$65,414	$60,111	$(22,957)
Add-Back (Deduct):
Other depreciation and amortization	204	375	495	231	142
Casualty losses (gains), net	(1,690)	(191)	(5,592)	(1,393)	—
Loan (premium accretion) discount amortization, net	(2,760)	(2,750)	(2,741)	(2,754)	(501)
Prepayment (gains) losses on asset dispositions	(409)	—	—	—	2,312
Loss on extinguishment of debt	—	—	—	—	10,261
Other income, net	(860)	(765)	(294)	(380)	—
Merger and integration costs	2,028	275	1,307	1,895	41,787
CFFO	$66,775	$64,332	$58,589	$57,710	$31,044
CFFO per share	$0.29	$0.28	$0.26	$0.25	$0.24
Weighted-average shares and units outstanding	229,994,927	228,051,780	227,966,261	227,778,484	127,046,225
(a)Included in the three months ended March 31, 2022 is $2.4 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
Dollars in thousands, except per share data

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Rental and other property revenue	$162,493	$76,803	$627,414	$249,492
Other revenue	306	113	1,111	760
Total revenue	162,799	76,916	628,525	250,252
Expenses:
Property operating expenses	57,450	26,952	232,275	93,252
Property management expenses	6,593	3,221	24,033	9,539
General and administrative expenses	5,739	4,442	26,260	18,610
Depreciation and amortization expense	52,161	26,210	252,849	76,909
Casualty losses (gains), net	(1,690)	—	(8,866)	359
Total expenses	120,253	60,825	526,551	198,669
Interest expense	(23,337)	(10,757)	(86,955)	(36,401)
Gain on sale (loss on impairment) of real estate assets, net	17,044	76,179	111,756	87,671
Loss on extinguishment of debt	—	(10,261)	—	(10,261)
Other income, net	57	—	1,558	—
Gain (loss) from investments in unconsolidated real estate entities	242	—	(2,169)	—
Merger and integration costs	(2,028)	(41,787)	(5,505)	(47,063)
Net income (loss)	34,524	29,465	120,659	45,529
(Income) loss allocated to noncontrolling interests	(893)	(850)	(3,410)	(940)
Net income (loss) available to common shares	$33,631	$28,615	$117,249	$44,589
EPS - basic	$0.15	$0.23	$0.53	$0.41
Weighted-average shares outstanding - Basic	223,903,756	125,375,694	221,965,460	108,552,185
EPS - diluted	$0.15	$0.23	$0.53	$0.41
Weighted-average shares outstanding - Diluted	224,915,128	126,675,551	223,012,828	109,831,520
Funds From Operations (FFO):
Net income (loss)	$34,524	$29,465	$120,659	$45,529
Add-Back (Deduct):
Real estate depreciation and amortization	51,957	26,068	251,545	76,487
Real estate depreciation and amortization from investments in unconsolidated real estate entities	416	—	2,320	—
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment (gains) losses	(16,635)	(78,490)	(111,347)	(90,277)
FFO	$70,262	$(22,957)	$263,177	$31,739
FFO per share	$0.31	$(0.18)	$1.15	$0.29
CORE Funds From Operations (CFFO):
FFO	$70,262	$(22,957)	$263,177	$31,739
Add-Back (Deduct):
Other depreciation and amortization	204	142	1,304	423
Casualty losses (gains), net	(1,690)	—	(8,866)	359
Loan (premium accretion) discount amortization, net	(2,760)	(501)	(11,005)	(501)
Prepayment (gains) losses on asset dispositions	(409)	2,312	(409)	2,607
Loss on extinguishment of debt	—	10,261	—	10,261
Other income, net	(860)	—	(2,298)	—
Merger and integration costs	2,028	41,787	5,505	47,063
CFFO	$66,775	$31,044	$247,408	$91,951
CFFO per share	$0.29	$0.24	$1.08	$0.84
Weighted-average shares and units outstanding	229,994,927	127,046,225	228,452,958	109,418,810

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
Add-Back (Deduct):
Interest expense	23,337	22,093	20,994	20,531	10,757
Depreciation and amortization	52,161	49,722	72,793	78,174	26,210
Casualty losses (gains), net	(1,690)	(191)	(5,592)	(1,393)	—
(Gain on sale) loss on impairment of real estate assets, net	(17,044)	—	—	(94,712)	(76,179)
Loss on extinguishment of debt	—	—	—	—	10,261
Merger and integration costs	2,028	275	1,307	1,895	41,787
(Gain) loss from investments in unconsolidated real estate entities	(242)	1,477	1,125	—	—
Other income, net	(57)	(765)	—	—	—
Adjusted EBITDA	$93,017	$89,264	$83,228	$81,375	$42,301

INTEREST COST:
Interest expense	$23,337	$22,093	$20,994	$20,531	$10,757

INTEREST COVERAGE:	4.0x	4.0x	4.0x	4.0x	3.9x

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
ADJUSTED EBITDA:	2022	2021	2022	2021
Net income (loss)	$34,524	$29,465	$120,659	$45,529
Add-Back (Deduct):
Interest expense	23,337	10,757	86,955	36,401
Depreciation and amortization	52,161	26,210	252,849	76,909
Casualty losses (gains), net	(1,690)	—	(8,866)	359
(Gain on sale) loss on impairment of real estate assets, net	(17,044)	(76,179)	(111,756)	(87,671)
Loss on extinguishment of debt	—	10,261	—	10,261
Merger and integration costs	2,028	41,787	5,505	47,063
(Gain) loss from investments in unconsolidated real estate entities	(242)	—	2,360	—
Other income, net	(57)	—	(822)	—
Adjusted EBITDA	$93,017	$42,301	$346,884	$128,851

INTEREST COST:
Interest expense	$23,337	$10,757	$86,955	$36,401

INTEREST COVERAGE:	4.0x	3.9x	4.0x	3.5x

COMBINED SAME-STORE PORTFOLIO(a) NET OPERATING INCOME
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three-Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Revenue:
Rental and other property revenue	$151,392	$150,011	$145,611	$140,763	$137,827
Property Operating Expenses:
Real estate taxes	18,810	18,299	19,231	18,648	16,408
Property insurance	3,268	3,487	2,972	2,761	3,006
Personnel expenses (b)	11,814	11,810	12,135	11,924	12,131
Utilities	7,711	7,914	7,014	7,245	7,017
Repairs and maintenance	3,913	5,963	5,973	4,147	5,205
Contract services	4,967	5,260	5,077	4,686	4,730
Advertising expenses	1,164	1,447	1,212	1,169	1,314
Other expenses	1,971	1,790	1,734	1,545	1,472
Total property operating expenses	53,618	55,970	55,348	52,125	51,283
Combined same-store portfolio NOI	$97,774	$94,041	$90,263	$88,638	$86,544

Combined same-store portfolio NOI margin	64.6%	62.7%	62.0%	63.0%	62.8%
Average occupancy	93.8%	94.2%	95.6%	95.3%	96.0%

Average effective monthly rent, per unit	$1,514	$1,481	$1,414	$1,375	$1,349
Reconciliation of combined same-store portfolio NOI to net income (loss):
Combined same-store portfolio NOI	$97,774	$94,041	$90,263	$88,638	$86,544
Combined non same-store portfolio NOI	7,269	6,292	5,404	5,456	8,393
Pre-Merger STAR Portfolio NOI	—	—	—	—	(45,086)
Other revenue	306	300	120	385	113
Property management expenses	(6,593)	(5,744)	(6,139)	(5,556)	(3,221)
General and administrative expenses	(5,739)	(5,625)	(6,968)	(7,928)	(4,442)
Depreciation and amortization expense	(52,161)	(49,722)	(72,793)	(78,174)	(26,210)
Casualty (losses) gains, net	1,690	191	5,592	1,393	—
Interest expense	(23,337)	(22,093)	(20,994)	(20,531)	(10,757)
Gain on sale (loss on impairment) of real estate assets, net	17,044	—	—	94,712	76,179
Loss on extinguishment of debt	—	—	—	—	(10,261)
Other income, net	57	765	294	443	—
Gain (loss) from investments in unconsolidated real estate entities	242	(1,477)	(871)	(63)	—
Merger and integration costs	(2,028)	(275)	(1,307)	(1,895)	(41,787)
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.
(b)Included in the quarter ended September 30, 2022 is a refund of previously paid employer payroll taxes of $0.7 million from a portion of an employee retention credit received.

COMBINED SAME-STORE PORTFOLIO(a) NET OPERATING INCOME
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
Dollars in thousands, except per unit data

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2022	2021	% change	2022	2021	% change
Revenue:
Rental and other property revenue	$151,392	$137,827	9.8%	$587,777	$531,097	10.7%
Property Operating Expenses:
Real estate taxes	18,810	16,408	14.6%	74,988	69,299	8.2%
Property insurance	3,268	3,006	8.7%	12,488	11,485	8.7%
Personnel expenses (b)	11,814	12,131	(2.6)%	47,683	47,062	1.3%
Utilities	7,711	7,017	9.9%	29,884	28,000	6.7%
Repairs and maintenance	3,913	5,205	(24.8)%	19,996	19,255	3.8%
Contract services	4,967	4,730	5.0%	19,990	18,601	7.5%
Advertising expenses	1,164	1,314	(11.4)%	4,992	5,183	(3.7)%
Other expenses	1,971	1,472	33.9%	7,040	6,026	16.8%
Total property operating expenses	53,618	51,283	4.6%	217,061	204,911	5.9%
Combined same-store portfolio NOI	$97,774	$86,544	13.0%	$370,716	$326,186	13.7%

Combined same-store portfolio NOI margin	64.6%	62.8%	1.8%	63.1%	61.4%	1.7%
Average occupancy	93.8%	96.0%	(2.2)%	94.7%	96.0%	(1.3)%

Average effective monthly rent, per unit	$1,514	$1,349	12.2%	$1,446	$1,291	12.0%
Reconciliation of combined same-store portfolio NOI to net income (loss):
Combined same-store portfolio NOI	$97,774	$86,544		$370,716	$326,186
Combined non same-store portfolio NOI	7,269	8,393		24,423	26,666
Pre-Merger STAR Portfolio NOI	—	(45,086)		—	(196,612)
Other revenue	306	113		1,111	760
Property management expenses	(6,593)	(3,221)		(24,033)	(9,539)
General and administrative expenses	(5,739)	(4,442)		(26,260)	(18,610)
Depreciation and amortization expense	(52,161)	(26,210)		(252,849)	(76,909)
Casualty (losses) gains, net	1,690	—		8,866	(359)
Interest expense	(23,337)	(10,757)		(86,955)	(36,401)
Gain on sale (loss on impairment) of real estate assets, net	17,044	76,179		111,756	87,671
Loss on extinguishment of debt	—	(10,261)		—	(10,261)
Other income, net	57	—		1,558	—
Gain (loss) from investments in unconsolidated real estate entities	242	—		(2,169)	—
Merger and integration costs	(2,028)	(41,787)		(5,505)	(47,063)
Net income (loss)	$34,524	$29,465		$120,659	$45,529
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.
(b)Included in the twelve months ended December 31, 2022 is a refund of previously paid employer payroll taxes of $0.7 million from a portion of an employee retention credit received.

NET OPERATING INCOME BRIDGE
TRAILING FIVE QUARTERS
Dollars in thousands

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Rental and other property revenue
Combined same-store portfolio (a)	$151,392	$150,011	$145,611	$140,763	$137,827
Combined non same-store portfolio	11,101	10,289	9,032	9,214	13,431
Total rental and other property revenue	162,493	160,300	154,643	149,977	151,258
Property operating expenses
Combined same-store portfolio (a)	53,618	55,970	55,348	52,125	51,283
Combined non same-store portfolio	3,832	3,997	3,628	3,758	5,038
Total property operating expenses	57,450	59,967	58,976	55,883	56,321
NOI
Combined same-store portfolio (a)	97,774	94,041	90,263	88,638	86,544
Combined non same-store portfolio	7,269	6,292	5,404	5,456	8,393
Total property NOI	$105,043	$100,333	$95,667	$94,094	$94,937
Reconciliation of NOI to net income (loss)
Total property NOI	$105,043	$100,333	$95,667	$94,094	$94,937
Pre-Merger STAR Portfolio NOI	—	—	—	—	(45,086)
Other revenue	306	300	120	385	113
Property management expenses	(6,593)	(5,744)	(6,139)	(5,556)	(3,221)
General and administrative expenses	(5,739)	(5,625)	(6,968)	(7,928)	(4,442)
Depreciation and amortization expense	(52,161)	(49,722)	(72,793)	(78,174)	(26,210)
Casualty (losses) gains, net	1,690	191	5,592	1,393	—
Interest expense	(23,337)	(22,093)	(20,994)	(20,531)	(10,757)
Gain on sale (loss on impairment) of real estate assets, net	17,044	—	—	94,712	76,179
Loss on extinguishment of debt	—	—	—	—	(10,261)
Other income, net	57	765	294	443	—
Gain (loss) from unconsolidated real estate entities	242	(1,477)	(871)	(63)	—
Merger and integration costs	(2,028)	(275)	(1,307)	(1,895)	(41,787)
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$23,610	$21,875	7.9%	$8,460	$7,484	13.0%	$15,146	$14,391	5.3%	92.6%	96.0%	(3.4)%	$1,615	$1,420	13.7%
Dallas, TX	13	3,685	19,564	17,696	10.6%	7,946	7,446	6.7%	11,618	10,251	13.3%	94.2%	97.0%	(2.8)%	1,761	1,569	12.2%
Denver, CO	9	2,292	11,884	10,586	12.3%	3,755	3,908	(3.9)%	8,129	6,678	21.7%	94.3%	94.9%	(0.6)%	1,685	1,539	9.4%
Columbus, OH	10	2,510	10,391	9,361	11.0%	3,503	3,402	3.0%	6,888	5,959	15.6%	95.3%	96.2%	(0.9)%	1,348	1,219	10.6%
Raleigh - Durham, NC	6	1,690	7,622	6,690	13.9%	2,346	2,160	8.6%	5,275	4,530	16.4%	94.8%	95.4%	(0.6)%	1,519	1,300	16.9%
Oklahoma City, OK	8	2,147	7,497	7,050	6.3%	2,423	2,571	(5.8)%	5,075	4,479	13.3%	92.2%	96.3%	(4.1)%	1,152	1,038	11.0%
Indianapolis, IN	7	1,979	7,953	7,179	10.8%	2,915	2,793	4.4%	5,038	4,386	14.9%	93.6%	96.2%	(2.6)%	1,317	1,180	11.7%
Houston, TX	7	1,932	8,337	7,705	8.2%	3,539	3,786	(6.5)%	4,798	3,920	22.4%	94.0%	96.7%	(2.7)%	1,423	1,315	8.2%
Memphis, TN	4	1,383	6,186	5,517	12.1%	1,884	1,748	7.8%	4,302	3,769	14.1%	93.3%	94.5%	(1.2)%	1,521	1,343	13.3%
Nashville, TN	3	1,236	5,710	5,379	6.2%	1,815	1,579	15.0%	3,895	3,800	2.5%	90.4%	96.9%	(6.5)%	1,593	1,409	13.1%
Tampa-St. Petersburg, FL	4	1,104	5,735	4,897	17.1%	2,008	1,880	6.8%	3,727	3,017	23.5%	95.7%	95.6%	0.1%	1,763	1,470	20.0%
Lexington, KY	3	886	3,663	3,294	11.2%	966	1,093	(11.6)%	2,697	2,201	22.5%	96.6%	96.4%	0.2%	1,270	1,154	10.1%
Louisville, KY	4	1,150	4,381	4,127	6.2%	1,779	1,725	3.2%	2,602	2,402	8.3%	93.7%	95.9%	(2.2)%	1,257	1,140	10.2%
Birmingham, AL	2	1,074	4,654	4,337	7.3%	2,136	1,722	24.0%	2,518	2,615	(3.7)%	90.3%	94.4%	(4.1)%	1,473	1,359	8.4%
Myrtle Beach, SC - Wilmington, NC	3	628	2,658	2,245	18.4%	666	596	11.8%	1,992	1,649	20.8%	95.2%	97.2%	(2.0)%	1,400	1,162	20.5%
Huntsville, AL	2	599	2,684	2,544	5.5%	810	643	26.0%	1,875	1,901	(1.4)%	95.0%	97.4%	(2.4)%	1,486	1,369	8.5%
Cincinnati, OH	2	542	2,570	2,347	9.5%	843	938	(10.2)%	1,727	1,409	22.6%	94.1%	97.0%	(2.9)%	1,544	1,382	11.7%
Charleston, SC	2	518	2,447	2,286	7.0%	833	1,008	(17.4)%	1,614	1,278	26.3%	95.3%	95.7%	(0.4)%	1,585	1,391	13.9%
Greenville, SC	1	702	2,430	2,263	7.4%	889	843	5.5%	1,541	1,419	8.6%	95.0%	95.6%	(0.6)%	1,234	1,103	11.9%
Chicago, IL	1	374	1,978	1,872	5.7%	736	747	(1.5)%	1,242	1,125	10.4%	94.4%	94.4%	—%	1,746	1,638	6.6%
Charlotte, NC	1	208	1,268	1,078	17.6%	336	330	1.7%	933	748	24.7%	96.3%	97.9%	(1.6)%	1,916	1,605	19.3%
Orlando, FL	1	297	1,538	1,392	10.5%	616	506	21.7%	922	886	4.0%	94.6%	96.7%	(2.1)%	1,770	1,523	16.2%
San Antonio, TX	1	306	1,466	1,375	6.6%	624	655	(4.8)%	842	720	16.9%	97.6%	96.9%	0.7%	1,506	1,415	6.4%
Asheville, NC	1	252	1,097	966	13.6%	295	267	10.6%	802	699	14.7%	96.8%	98.5%	(1.7)%	1,475	1,240	18.9%
Fort Wayne, IN	1	222	1,011	870	16.2%	313	289	8.6%	698	581	20.1%	94.6%	95.9%	(1.3)%	1,417	1,272	11.3%
Austin, TX	1	256	1,258	1,199	4.9%	563	585	(3.9)%	696	613	13.5%	87.3%	95.7%	(8.4)%	1,741	1,541	12.9%
Norfolk, VA	1	183	1,004	920	9.1%	320	301	6.1%	684	619	10.5%	96.1%	97.3%	(1.2)%	1,870	1,706	9.6%
Chattanooga, TN	1	192	796	777	2.4%	299	278	7.7%	498	499	(0.3)%	94.0%	97.5%	(3.5)%	1,398	1,290	8.4%
Total / Weighted Average	112	33,527	$151,392	$137,827	9.8%	$53,618	$51,283	4.6%	$97,774	$86,544	13.0%	93.8%	96.0%	(2.2)%	$1,514	$1,349	12.2%

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$92,760	$84,286	10.1%	$33,960	$29,813	13.9%	$58,799	$54,470	7.9%	93.8%	96.4%	(2.6)%	$1,540	$1,351	14.0%
Dallas, TX	13	3,685	75,272	67,910	10.8%	32,020	30,464	5.1%	43,251	37,447	15.5%	95.2%	96.4%	(1.2)%	1,678	1,509	11.2%
Denver, CO	9	2,292	45,612	41,156	10.8%	14,321	14,310	0.1%	31,291	26,847	16.6%	95.1%	95.4%	(0.3)%	1,622	1,483	9.3%
Columbus, OH	10	2,510	39,759	35,812	11.0%	14,778	14,008	5.5%	24,981	21,804	14.6%	95.1%	95.6%	(0.5)%	1,292	1,172	10.2%
Oklahoma City, OK	8	2,147	29,564	26,983	9.6%	10,046	10,065	(0.2)%	19,519	16,919	15.4%	94.7%	96.4%	(1.7)%	1,103	990	11.5%
Raleigh - Durham, NC	6	1,690	29,033	26,140	11.1%	9,617	8,689	10.7%	19,416	17,451	11.3%	95.1%	95.7%	(0.6)%	1,417	1,245	13.8%
Indianapolis, IN	7	1,979	30,604	27,555	11.1%	11,764	10,966	7.3%	18,841	16,589	13.6%	94.7%	96.6%	(1.9)%	1,257	1,119	12.3%
Houston, TX	7	1,932	32,391	30,434	6.4%	14,963	14,836	0.9%	17,428	15,598	11.7%	94.4%	96.5%	(2.1)%	1,386	1,289	7.6%
Memphis, TN	4	1,383	23,832	21,437	11.2%	7,903	7,300	8.3%	15,929	14,137	12.7%	93.4%	95.9%	(2.5)%	1,461	1,271	15.0%
Nashville, TN	3	1,236	22,625	20,612	9.8%	7,586	7,414	2.3%	15,039	13,198	13.9%	94.2%	96.4%	(2.2)%	1,513	1,346	12.5%
Tampa-St. Petersburg, FL	4	1,104	21,928	18,520	18.4%	8,127	7,339	10.7%	13,801	11,181	23.4%	94.7%	95.0%	(0.3)%	1,657	1,386	19.5%
Birmingham, AL	2	1,074	18,565	17,172	8.1%	7,404	6,545	13.1%	11,161	10,628	5.0%	93.3%	94.8%	(1.5)%	1,425	1,312	8.7%
Louisville, KY	4	1,150	17,406	15,816	10.1%	7,259	6,926	4.8%	10,148	8,889	14.2%	94.2%	93.9%	0.3%	1,202	1,096	9.7%
Lexington, KY	3	886	14,044	12,437	12.9%	4,409	4,413	(0.1)%	9,635	8,024	20.1%	96.4%	96.7%	(0.3)%	1,218	1,085	12.3%
Huntsville, AL	2	599	10,531	9,916	6.2%	3,113	2,577	20.8%	7,418	7,339	1.1%	95.5%	97.6%	(2.1)%	1,440	1,322	8.9%
Myrtle Beach, SC - Wilmington, NC	3	628	10,001	8,609	16.2%	2,925	2,693	8.6%	7,077	5,916	19.6%	95.5%	95.8%	(0.3)%	1,303	1,112	17.1%
Cincinnati, OH	2	542	10,138	8,779	15.5%	3,287	3,445	(4.6)%	6,851	5,333	28.5%	96.0%	96.3%	(0.3)%	1,473	1,313	12.2%
Greenville, SC	1	702	9,706	8,836	9.8%	3,582	3,559	0.7%	6,123	5,277	16.0%	95.0%	94.7%	0.3%	1,185	1,059	11.8%
Charleston, SC	2	518	9,627	8,872	8.5%	3,648	3,901	(6.5)%	5,979	4,972	20.3%	95.6%	95.8%	(0.2)%	1,510	1,351	11.8%
Chicago, IL	1	374	7,751	7,072	9.6%	2,893	2,827	2.3%	4,858	4,245	14.4%	95.0%	95.0%	—%	1,699	1,573	8.0%
Orlando, FL	1	297	5,792	5,392	7.4%	2,376	2,151	10.5%	3,416	3,241	5.4%	94.5%	96.6%	(2.1)%	1,655	1,473	12.4%
San Antonio, TX	1	306	5,800	5,103	13.7%	2,439	2,496	(2.3)%	3,361	2,607	28.9%	96.7%	95.4%	1.3%	1,481	1,340	10.5%
Charlotte, NC	1	208	4,736	4,160	13.9%	1,422	1,320	7.7%	3,314	2,840	16.7%	96.0%	96.3%	(0.3)%	1,771	1,548	14.4%
Asheville, NC	1	252	4,181	3,704	12.9%	1,178	1,111	6.0%	3,003	2,593	15.8%	96.7%	98.1%	(1.4)%	1,373	1,188	15.6%
Austin, TX	1	256	5,108	4,525	12.9%	2,303	2,213	4.1%	2,805	2,312	21.3%	93.5%	94.2%	(0.7)%	1,648	1,465	12.5%
Norfolk, VA	1	183	3,898	3,623	7.6%	1,237	1,176	5.2%	2,660	2,447	8.7%	95.6%	97.7%	(2.1)%	1,804	1,610	12.1%
Fort Wayne, IN	1	222	3,834	3,315	15.7%	1,241	1,090	13.8%	2,593	2,225	16.6%	95.2%	97.0%	(1.8)%	1,367	1,208	13.2%
Chattanooga, TN	1	192	3,279	2,921	12.3%	1,260	1,264	(0.3)%	2,019	1,657	21.9%	96.0%	97.7%	(1.7)%	1,375	1,204	14.2%
Total / Weighted Average	112	33,527	$587,777	$531,097	10.7%	$217,061	$204,911	5.9%	$370,716	$326,186	13.7%	94.7%	96.0%	(1.3)%	$1,446	$1,291	12.0%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2022
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,061,732	92.5%	$1,615	$15,146	14.5%
Dallas, TX	14	4,007	849,346	93.7%	1,770	12,766	12.2%
Denver, CO (a)	9	2,292	605,320	94.1%	1,685	8,129	7.8%
Columbus, OH	10	2,510	367,204	95.0%	1,348	6,888	6.6%
Indianapolis, IN (b)	8	2,256	326,078	93.1%	1,310	5,583	5.3%
Raleigh - Durham, NC	6	1,690	255,291	94.4%	1,519	5,275	5.0%
Oklahoma City, OK	8	2,147	318,568	92.7%	1,152	5,075	4.9%
Tampa-St. Petersburg, FL	5	1,452	290,799	95.2%	1,780	4,967	4.8%
Nashville, TN	5	1,508	365,469	90.0%	1,605	4,908	4.7%
Houston, TX	7	1,932	322,075	94.5%	1,423	4,798	4.6%
Memphis, TN	4	1,383	159,297	94.3%	1,521	4,302	4.1%
Charlotte, NC	3	714	189,216	95.8%	1,753	2,803	2.7%
Huntsville, AL	3	873	189,691	93.8%	1,515	2,749	2.6%
Lexington, KY	3	886	159,840	94.9%	1,270	2,697	2.6%
Louisville, KY	4	1,150	148,564	93.2%	1,257	2,602	2.5%
Birmingham, AL	2	1,074	231,912	90.1%	1,473	2,518	2.4%
Myrtle Beach, SC - Wilmington, NC	3	628	67,766	95.4%	1,400	1,992	1.9%
Cincinnati, OH	2	542	122,104	93.7%	1,544	1,727	1.7%
Charleston, SC	2	518	81,208	95.0%	1,585	1,614	1.5%
Greenville, SC	1	702	123,165	95.0%	1,234	1,541	1.5%
Chicago, IL	1	374	90,127	95.2%	1,746	1,242	1.2%
Orlando, FL	1	297	50,140	95.9%	1,770	922	0.9%
San Antonio, TX	1	306	57,041	97.1%	1,506	842	0.8%
Asheville, NC	1	252	29,210	96.8%	1,475	802	0.8%
Fort Wayne, IN	1	222	44,140	93.2%	1,417	698	0.7%
Austin, TX	1	256	55,782	87.1%	1,741	696	0.7%
Norfolk, VA	1	183	54,057	94.5%	1,870	684	0.7%
Chattanooga, TN	1	192	36,942	94.8%	1,398	498	0.5%
Total / Weighted Average	120	35,526	$6,652,084	93.6%	$1,522	$104,464	100.0%
(a)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(b)Includes one property classified as held for sale.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF DECEMBER 31, 2022

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs (c)	ROI - Total Costs (d)
Ongoing
Tampa-St. Petersburg, FL	2	540	388	377	$329	29.0%	$12,202	$774	$12,976	32.1%	30.1%
Memphis, TN	1	362	221	217	393	33.8%	14,469	807	15,276	32.6%	30.9%
Raleigh-Durham, NC	1	318	166	152	189	15.2%	15,017	1,046	16,063	15.1%	14.2%
Indianapolis, IN	1	236	106	87	243	20.9%	13,028	805	13,833	22.4%	21.1%
Columbus, OH	2	546	151	136	269	22.5%	13,137	831	13,968	24.4%	23.0%
Atlanta, GA	5	2,180	569	529	271	32.9%	11,305	843	12,149	30.7%	28.8%
Oklahoma City, OK	2	541	131	125	136	9.6%	17,268	748	18,016	9.5%	9.0%
Austin, TX	1	256	48	32	178	14.9%	14,032	1,104	15,136	15.2%	14.1%
Dallas, TX	2	586	99	93	244	18.2%	16,172	1,110	17,282	18.3%	17.2%
Nashville, TN	1	724	99	51	131	9.6%	11,261	1,664	12,926	14.0%	12.2%
Total / Weighted Average	18	6,289	1,978	1,799	$269	24.5%	$13,155	$1,108	$14,263	24.5%	22.6%

Future (e)
Atlanta, GA	2	644	—	—	—	—	—	—	—	—	—
Dallas, TX	3	876	—	—	—	—	—	—	—	—	—
Tampa-St. Petersburg, FL	1	348	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	2	546	—	—	—	—	—	—	—	—	—
Columbus, OH	1	240	—	—	—	—	—	—	—	—	—
Total / Weighted Average	9	2,654	—	—	—	—	—	—	—	—	—

Completed (f)
Raleigh-Durham, NC	1	328	325	312	$183	15.2%	$14,446	$2,108	$16,554	15.2%	13.3%
Louisville, KY	2	728	707	687	220	17.4%	14,912	2,252	17,163	17.9%	15.2%
Wilmington, NC	1	288	271	260	69	11.1%	7,381	56	7,436	11.3%	11.2%
Atlanta, GA	1	494	454	443	177	23.3%	8,682	1,773	10,456	24.4%	20.3%
Memphis, TN	2	691	611	595	190	21.5%	10,722	970	11,692	21.1%	19.4%
Columbus, OH	3	763	668	642	202	23.6%	9,833	664	10,497	23.6%	22.1%
Tampa-St. Petersburg, FL	1	348	302	292	207	17.9%	13,964	2,155	16,119	17.8%	15.4%
Total / Weighted Average	11	3,640	3,338	3,231	$188	19.5%	$11,541	$1,429	$12,970	19.6%	17.4%

Grand Total/Weighted Average	38	12,583	5,316	5,030	$219	21.2%	$12,142	$1,215	$13,357	21.6%	19.6%

Sold/Held for Sale Properties (g)		1,212	807	782	$154	19.2%	$9,663	$2,145	$11,807	20.1%	15.7%
(a) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(b)Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(c)Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)Renovation project start dates are scheduled in Q1 2023 through Q3 2023.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands with respect to Contract Price and Price per Unit

2022 ACQUISITIONS

Property	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit at Acquisition
Views of Music City (Phase I)	Nashville, TN	96	April 6, 2022	$25,440	$265	$1,483
Cyan Mallard Creek	Charlotte, NC	234	August 16, 2022	80,000	342	1,701
The Enclave at Tranquility Lake	Tampa, FL	348	September 13, 2022	98,000	282	1,714
Total		678		$203,440	$300	$1,677

2022 DISPOSITIONS

Property	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit at Disposition	Gain on sale (loss on impairment), net
Riverchase	Indianapolis, IN	216	January 18, 2022	$31,000	$144	$1,028	$12,901
Heritage Park	Oklahoma City, OK	453	February 2, 2022	48,500	107	767	31,366
Raindance	Oklahoma City, OK	504	February 2, 2022	47,500	94	669	33,748
Haverford	Louisville, KY	160	February 2, 2022	31,050	194	1,146	16,697
Meadows Apartments	Louisville, KY	400	October 26, 2022	57,000	143	1,154	20,573
Sycamore Terrace	Terre Haute, IN	250	December 6, 2022	42,000	168	1,349	(3,529)
Total		1,983		$257,050	$130	$952	$111,756

ASSETS HELD FOR SALE AS OF DECEMBER 31, 2022

Property	Location	Units
Eagle Lake Landing	Indianapolis, IN	277

REAL ESTATE UNDER DEVELOPMENT

				Projected			Development Costs
Real estate Under Development	Location	Planned Units	Start Date	Initial Occupancy Date	Completion Date	Stabilization Date	Total Estimated	Total through Dec 31, 2022	Remaining
Destination at Arista	Denver, CO	325	3Q 2021	2Q 2023	4Q 2023	1Q 2025	$102,100	$82,416	$19,684
Flatirons Apartments	Denver, CO	296	4Q 2022	3Q 2024	3Q 2024	2Q 2026	119,400	23,102	96,298
Total		621					$221,500	$105,518	$115,982

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Investments in Unconsolidated Real Estate Entities	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value - IRT Investment
Metropolis at Innsbrook	Richmond, VA	402	Q2 2023	$83,383	$64,000	84.8%	$—	$17,331
Views of Music City II / The Crockett (a)	Nashville, TN	408	Q1 2023	66,079	43,275	50.0%	—	11,363
Virtuoso (b)	Huntsville, AL	178	—	57,491	39,281	90.0%	—	14,422
Lakeline Station	Austin, TX	378	Q2 2024	109,524	76,500	90.0%	4,850	25,292
The Mustang	Dallas, TX	275	Q3 2024	109,583	79,447	85.0%	13,941	11,812
Total		1,641		$426,060	$302,503		$18,791	$80,220
(a)Views of Music City phase II consists of 209 units with an estimated delivery date of Q4 2023. The Crockett, formerly known as the Jackson, consists of 199 units with an estimated delivery date of Q1 2023.
(b)The Virtuoso investment made on March 31, 2022 is an operating property.

DEBT SUMMARY AS OF DECEMBER 31, 2022
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$165,978	4.9%	Floating	3.1
Unsecured term loans (b)	600,000	5.1%	Floating	4.5
Secured credit facilities (c)	635,128	4.3%	Floating/Fixed	5.9
Mortgages	1,185,246	3.9%	Fixed	5.2
Total Principal	2,586,352	4.3%		5.1
Loan premiums (discounts), net	59,937
Unamortized deferred financing costs	(14,644)
Total Debt	2,631,645
Market Equity Capitalization, at period end	3,880,432
Total Capitalization	$6,512,077
(a)Unsecured revolver total capacity is $500,000, of which $165,978 was drawn as of December 31, 2022. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $558,880 secured credit facility, three tranches of which, in an aggregate principal amount of $518,412, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the quarter ended December 31, 2022, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization and discount accretion was 4.1%.
(e)As of December 31, 2022, we maintained the following hedges that have effectively fixed a portion of our floating rates debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.176%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.985%	—	—
Forward starting collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF DECEMBER 31, 2022
Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	33.3%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.0x	Yes
Unsecured leverage ratio	≤ 60%	23.9%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics

	Total Units	% of Total	Gross Assets	% of Total	Q4 2022 NOI	% of Total
Unencumbered assets	18,164	51.1%	$3,496,789	49.7%	$53,837	51.5%
Encumbered assets	17,362	48.9%	3,538,113	50.3%	50,627	48.5%
	35,526	100.0%	$7,034,902	100.0%	$104,464	100.0%

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other

GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total debt	$2,631,645	$2,713,625	$2,552,936	$2,542,088	$2,705,336
Less: cash and cash equivalents	(16,084)	(23,753)	(11,378)	(23,971)	(35,972)
Less: loan discounts and premiums, net	(59,937)	(63,340)	(66,091)	(68,832)	(71,586)
Total net debt	$2,555,624	$2,626,532	$2,475,467	$2,449,285	$2,597,778
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we may also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through December 31, 2022 (other than properties held for sale as of December 31, 2022).
STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 64 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through December 31, 2022 (other than properties held for sale as of December 31, 2022).

Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 112 properties which represent 33,527 units.

Combined Non Same-Store Portfolio
Combined Non Same-Store Portfolio represents the combination of five IRT non same-store properties and three STAR non same-store properties considered as a single non same-store portfolio of eight properties which represent 1,999 units acquired after January 1, 2021 (includes one property held for sale as of December 31, 2022).
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store Portfolio NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total assets	$6,532,095	$6,633,533	$6,386,634	$6,387,322	$6,506,696
Plus: accumulated depreciation (a)	426,097	386,606	337,338	291,199	254,123
Plus: accumulated amortization	76,710	77,141	77,062	52,856	24,829
Total gross assets	$7,034,902	$7,097,280	$6,801,034	$6,731,377	$6,785,648
(a)Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A
COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 and 2021
Dollars in thousands, except per unit data

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store Portfolio (c)
	Q4 2022	Q4 2021	% Change	Q4 2022	Q4 2021	% Change	Q4 2022	Q4 2021	% Change
Revenue:
Rental and other property revenue	$57,648	51,783	11.3%	93,744	$86,044	8.9%	$151,392	$137,827	9.8%
Property Operating Expenses:
Real estate taxes	6,164	5,252	17.4%	12,646	11,156	13.4%	18,810	16,408	14.6%
Property insurance	1,259	1,060	18.8%	2,009	1,946	3.2%	3,268	3,006	8.7%
Personnel expenses	4,537	4,298	5.6%	7,277	7,833	(7.1)%	11,814	12,131	(2.6)%
Utilities	2,828	2,559	10.5%	4,883	4,458	9.5%	7,711	7,017	9.9%
Repairs and maintenance	1,295	1,461	(11.4)%	2,618	3,744	(30.1)%	3,913	5,205	(24.8)%
Contract services	1,948	1,752	11.2%	3,019	2,978	1.4%	4,967	4,730	5.0%
Advertising expenses	481	454	5.9%	683	860	(20.6)%	1,164	1,314	(11.4)%
Other expenses	834	591	41.1%	1,137	881	29.1%	1,971	1,472	33.9%
Total property operating expenses	19,346	17,427	11.0%	34,272	33,856	1.2%	53,618	51,283	4.6%
Same-store NOI (a)	$38,302	34,356	11.5%	59,472	$52,188	14.0%	$97,774	$86,544	13.0%

Same-store NOI margin	66.4%	66.3%	0.1%	63.4%	60.7%	2.8%	64.6%	62.8%	1.8%
Average occupancy	94.2%	96.0%	(1.8)%	93.5%	96.1%	(2.6)%	93.8%	96.0%	(2.2)%

Average effective monthly rent, per unit	$1,483	$1,289	15.0%	$1,534	$1,387	10.6%	$1,514	$1,349	12.2%

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store Portfolio (c)
	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change
Revenue:
Rental and other property revenue	$221,512	199,330	11.1%	366,265	$331,767	10.4%	$587,777	$531,097	10.7%
Property Operating Expenses:
Real estate taxes	24,779	23,339	6.2%	50,209	45,960	9.2%	74,988	69,299	8.2%
Property insurance	4,952	4,337	14.2%	7,536	7,148	5.4%	12,488	11,485	8.7%
Personnel expenses	18,714	17,127	9.3%	28,969	29,935	(3.2)%	47,683	47,062	1.3%
Utilities	10,881	9,907	9.8%	19,003	18,093	5.0%	29,884	28,000	6.7%
Repairs and maintenance	7,482	7,054	6.1%	12,514	12,201	2.6%	19,996	19,255	3.8%
Contract services	7,741	7,294	6.1%	12,249	11,307	8.3%	19,990	18,601	7.5%
Advertising expenses	2,128	1,890	12.6%	2,864	3,293	(13.0)%	4,992	5,183	(3.7)%
Other expenses	2,830	2,140	32.2%	4,210	3,886	8.3%	7,040	6,026	16.8%
Total property operating expenses	79,507	73,088	8.8%	137,554	131,823	4.3%	217,061	204,911	5.9%
Same-store NOI (a)	$142,005	126,242	12.5%	228,711	$199,944	14.4%	$370,716	$326,186	13.7%

Same-store NOI margin	64.1%	63.3%	0.8%	62.4%	60.3%	2.2%	63.1%	61.4%	1.7%
Average occupancy	94.7%	95.9%	(1.2)%	94.7%	96.1%	(1.4)%	94.7%	96.0%	(1.3)%

Average effective monthly rent, per unit	$1,399	$1,232	13.6%	$1,475	$1,329	11.0%	$1,446	$1,291	12.0%
(a)IRT Same-Store Portfolio consists of 48 properties, which represent 13,110 units.
(b)STAR Same-Store Portfolio consists of 64 properties, which represent 20,417 units.
(c)Combined Same-Store Portfolio consists of 112 properties, which represent 33,527 units.